SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549
                             ______________________

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) August 19, 2002

                   CE Casecnan Water and Energy Company, Inc.
             (Exact name of registrant as specified in its charter)

  Republic of the Philippines        333-608                 (not applicable)
  (State or other jurisdiction     (Commission               (IRS Employer
   of incorporation)               File Number)              Identification No.)

        6750 Ayala Avenue, 24th Floor, Makati, Metro Manila, Philippines
               (Address of principal executive offices) (Zip Code)

                            Douglas L. Anderson Esq.
                   CE Casecnan Water and Energy Company, Inc.
                     c/o MidAmerican Energy Holdings Company
                        302 South 36th Street, Suite 400
                                 Omaha, NE 68131
                                 (402) 341-4500
   (Name, address, including zip code, and phone number, including area code, of United States agent for service)

       Registrant's Telephone Number, including area code: (402) 341-4500

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.   Other Events

CE Casecnan Water and Energy Company, Inc. (CE Casecnan) today announced that it has commenced international arbitration to require the National Irrigation Administration of the Philippines (NIA) to perform its contractual obligation to reimburse certain taxes paid during construction of the Casecnan Multipurpose Irrigation Project. A copy of the Press Release dated August 19, 2002 is attached as Exhibit 1.

Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant, CE Casecnan, to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements, including expectations regarding the future results of operations of the Registrant. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations, including development and construction uncertainty, operating uncertainty, acquisition uncertainty, litigation and arbitration uncertainties, uncertainties relating to economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrant's SEC Filings, incorporated herein by reference, for a description of such factors. The Registrant assumes no responsibility to update forward-looking information contained herein.


Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated August 19, 2002.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. CE Casecnan Water and Energy Company, Inc.



                                             By:    /s/ Douglas L. Anderson
                                                    Douglas L. Anderson
                                                    Vice President

Dated:  August 19, 2002




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Exhibit 1

FOR IMMEDIATE RELEASE

For more information, contact:
David Baldwin, 011 632 892 0276

CE Casecnan Files Arbitration on Philippine NIA Default on Tax Reimbursement


     MANILA, Philippines -- August 19, 2002 -- CE Casecnan Water and Energy Company, Inc. (CE Casecnan) today announced that it has commenced international arbitration to require the National Irrigation Administration of the Philippines
(NIA) to perform its contractual obligation to reimburse certain taxes paid during construction of the Casecnan Multipurpose Irrigation Project.

     Under the terms of the project agreement with CE Casecnan, NIA has agreed to reimburse the company for the taxes it paid the government during the five years of construction, during which the company invested approximately $700 million in private funds. These taxes total approximately $52 million. NIA is required to reimburse these tax payments, and other taxes, as part of the tariff structure following the start of operations of the Casecnan project.

     The Casecnan project has been in operation since December 2001, providing significant benefits for the Philippines in the form of irrigation water for rice farmlands and electricity at economic prices.

     At the request of the Philippine government, CE Casecnan engaged in good-faith negotiations with NIA during the last nine months, in which both parties sought to reach a compromise regarding the tax reimbursement issue. Those talks have now concluded without an effective agreement, and NIA is in default of approximately $23 million.

     "CE Casecnan has tried in good faith to resolve this issue in a manner acceptable to both parties," said David Baldwin, president of CE Casecnan. "Unfortunately, the compromise we thought had been reached was not approved by the government." -More-


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CE Casecnan/Add one

     The project agreement provides that disputes be submitted to binding arbitration under the rules of the International Chamber of Commerce.

     The Casecnan project in northern Luzon was dedicated by officials in the fall of 2001 and began operation in December. It diverts excess water from the Casecnan and Taan Rivers through a 26-kilometer tunnel to a generating plant, then on to the Pantabangan Reservoir where the water is available to enhance the irrigation of approximately 102,000 hectares and to irrigate some 35,000 new hectares of rice fields in central Luzon. The project has a capacity of 150 MW of electricity and provides water to two existing nearby hydroelectric plants, allowing those plants to increase their output.

     The arbitration proceeding will not affect the operation of the project.

     Achievement of commercial operation began a 20-year cooperation period outlined in the project agreement. At the end of the 20-year period, CE Casecnan will turn over the project to the government at no cost, after which it is expected to continue commercial operation for an additional 30 years.

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